EXHIBIT 5.1

HOGAN & HARTSON

L.L.P.

ONE TABOR CENTER 1200 SEVENTEENTH STREET, SUITE 1500 DENVER, COLORADO 80202 TEL (303) 899-7300 FAX (303) 899-7333 WWW.HHLAW.COM

November 24, 2003

Board of Directors

Patina Oil & Gas Corporation

1625 Broadway

Denver, CO 80202

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Patina Oil & Gas Corporation, a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 500,000 shares of the Company’s common stock, par value $0.01 per share, issuable upon exercise of the Warrant Agreements referred to below, all of which shares (the “Shares”) are to be sold by certain selling shareholders of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1. An executed copy of the Registration Statement.

2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on November 24, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4. Executed copies of the Warrants to Purchase Shares of Common Stock of the Company, dated October 1, 2003, pursuant to which the Shares are issuable by the Company (the “Warrant Agreements”).

5. Resolutions of the Board of Directors of the Company adopted at a meeting held on August 21, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the execution and delivery of the Warrant Agreements, issuance of the Shares upon the exercise thereof, and arrangements in connection therewith.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares upon exercise of the Warrant Agreements pursuant to the terms thereof, and (iii) receipt by the Company of the consideration for the Shares specified in the Warrant Agreements, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.